Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements:

(1)	Registration Statements (Form S-8 Nos. 333-78471, 333-78467, 333-78469, 333-78473, 333-50418, 333-50202, 333-65044, 333-102060, 333-111803, 333-125463 and 333-125464) pertaining to the 1998 Employee Stock Purchase Plan, the Amended and Restated 1997 Stock Incentive Plan, the 1989 Stock Option Plan, the 1998 Director Stock Option Plan, the 1990 Incentive Stock Option Plan, the 1997 Incentive Stock Option Plan, the 2000 Stock Incentive Plan, and the 2000 Employee Stock Purchase Plan of Bottomline Technologies (de), Inc.

(2)	Registration Statement (Form S-3 Nos. 333-43842, 333-50810, 333-62330, 333-73366, 333-102064, 333-116196, 333-122906 and 333-128295) of Bottomline Technologies (de), Inc.

of our report dated September 29, 2006 (except for the last paragraph of note 14 and note 25 as to which the date is October 13, 2006) relating to the consolidated financial statements of FormScape Group Limited, which appears in this Current Report on Form 8-K/A of Bottomline Technologies (de) Inc., to be filed on or about December 22, 2006.

/s/ PKF

PKF

Certified Public Accountants

A Professional Corporation

New York, NY

December 22, 2006